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                                                                   EXHIBIT 23(c)



                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 of Fund American Enterprises Holdings, Inc. dated June 27, 1997) pertaining to the Valley Group Employees' 401(k) Savings Plan of our reports dated January 24, 1997 and February 14, 1997, with respect to the consolidated financial statements of Financial Security Assurance Holdings, Ltd. and Subsidiaries and the consolidated financial statements of Valley Group, Inc. and Subsidiaries, respectively, included as Exhibits in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                         Coopers & Lybrand L.L.P.



New York, New York
June 26, 1997